UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Murphy Oil Corporation

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Explanatory Note

This proxy statement supplement (‘‘Supplement”) updates and supplements our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the Securities and Exchange Commission on March 28, 2025, regarding the 2025 Annual Meeting of Stockholders of Murphy Oil Corporation to be held on Wednesday, May 14, 2025 at 10:00AM CDT (the ‘‘Annual Meeting’’). Except as specifically updated and revised by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

Background

As described on page 24 of the Proxy Statement, the compensation provided to our NEOs in 2024 was predominantly in the form of at-risk, performance-based compensation, with 70% of the target total direct compensation provided to Mr. Jenkins (our CEO in 2024) and 65% on average for our other NEOs subject to the achievement of specified performance criteria.

When establishing the performance metrics and associated targets each year, the Compensation Committee considers a number of factors in order to properly calibrate the rigor of our performance goals to ensure alignment with our pay-for-performance philosophy, including the balance between incentivizing growth and performance with the impact of performance headwinds from the macro-economic environment and our strategic operating plan over the performance period.

We are providing this Supplement to provide our shareholders with further enhanced disclosures regarding certain aspects relating to our incentive compensation program.  Specifically, the following supplements the disclosure relating to performance goals for 2024 PSU grants, and the actual performance for PSU awards earned based on performance for the 2022 – 2024 performance period. These items are also discussed in the section titled “Long-term Incentive Compensation” on pages 31 and 32 of the Proxy Statement.

2024 PSU Performance Goals

Our Long-term Incentive Mix

The Company grants a majority of NEO long-term incentive value in the form of PSUs that are earned based on performance over a three-year period. In 2024, LTI awards of 75% PSUs and 25% RSUs were awarded to Messrs. Jenkins, Mireles, Hambly, and Botner. LTI grants of 60% PSUs and 40% RSUs were awarded to Mr. Hanchera.

With 75% of LTI value in the form of PSUs for our CEO and EVPs, we place a higher percentage of LTI value at risk for performance than any of our peers.

Our PSU Performance Goals

Since 2020, our PSU awards have been earned based upon a combination of: 80% relative TSR and 20% Return on Average Capital Employed (ROACE). For 2024 grants, the applicable three-year performance measurement period is 2024 – 2026, and we established the below described performance goals and targets for each measure.

Relative TSR (80% weight)

Based on the advice and recommendation of its independent compensation consultant Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee has established our TSR performance targets to be appropriately rigorous considering:

•	Competitive practice: A majority (70%) of our benchmarking peer companies that disclose their relative TSR performance targets for PSU awards set the target performance at the 50th percentile. Furthermore, our plan design requires relative TSR performance at the 90th percentile to achieve maximum payout, which reflects a rigorous performance standard consistent with peer group practice, reinforces a pay-for-performance philosophy, and ensures that shareholders’ interests are prioritized by awarding maximum payouts only for truly exceptional performance relative to peers.

•	Our pay philosophy: We target pay opportunities at the median of the market. Under our AIP, executives have target incentive opportunities set around the median of the competitive market, and they earn 100% of that target opportunity in return for achieving at least median performance against our peers.

For the PSUs granted to our NEOs in 2024, TSR will be measured over the 2024-2026 performance measurement period using the performance goals below. Performance between threshold and target, and between target and maximum are calculated using straight line interpolation.

Performance Level	3 Year TSR Percentile Rank	Payout (% of target units)	Payout capped at 100% if TSR is negative over the performance measurement period
Maximum	90th percentile or higher	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	Below 25th percentile	0%

The peer group used for measuring relative TSR in our 2024 PSU awards is the same as our 2024 compensation benchmarking peer group, with the following exceptions: we removed Callon Petroleum, Hess, Marathon Oil, PDC Energy, Inc. and Southwestern Energy who have been acquired, and we included the XOP index:

APA Corporation	Kosmos Energy	SM Energy
Civitas Resources	Magnolia Oil & Gas	Talos Energy
Coterra Energy	Matador Resources	XOP Index
Devon Energy	Ovintiv Inc.
EOG Resources	Range Resources

ROACE (20% weight)

ROACE is calculated as EBITDA divided by average capital employed (ACE) and is measured as the average annual result over the three-year performance measurement period.

The Compensation Committee has established, as recommended by Meridian, our ROACE performance targets to be appropriately rigorous considering:

•	Multi-year business planning: Targets are aligned with our board-approved multi-year business plan and three-year strip commodity price expectations at the start of each performance period.

•	Strategic investment focus: As an offshore explorer and developer, we prioritize longer-cycle investments that are essential to sustaining and growing our unique, advanced portfolio. Depending on the expectations built into our multi-year strategic plan regarding specific basins, commodity mix, and development projects, our ROACE goals may be higher or lower in comparison to annual or multi-year achievement from prior performance periods. However, our forward-looking goals are always set at challenging levels in light of these considerations.

•	Focus on value creation: Performance targets are set above the company’s estimated weighted average cost of capital (WACC) over the performance period. This ensures that payouts under the ROACE portion of the PSU awards are earned when management creates true shareholder value, regardless of broader market conditions.

For the PSUs granted to our NEOs in 2024, ROACE will be measured over the 2024–2026 performance measurement period using the performance goals below. Performance between threshold and target, and between target and maximum, will be determined using straight-line interpolation.

Performance Level	3 Year Average ROACE	Payout (% of target units)
Maximum	35% or higher	200%
Target	28%	100%
Threshold	21%	50%
Below Threshold	Below 21%	0%

2022-2024 PSU Payout

Our 2022 PSU awards were earned based upon a combination of relative TSR (80% weight) and ROACE (20% weight). Based upon performance, these awards paid out at 108.84% of target. The table below provides a summary of how this performance payout was calculated:

Metric	Performance Goals			Results	Payout (% of target)		Weight		Weighted Payout
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
Relative TSR*	25th percentile	50th percentile	90th percentile	50th Percentile (21.94%)	100.0%	x	80%	=	80.00%
ROACE	20%	25%	30%	27.20%	144.2%	x	20%	=	28.84%
TOTAL									108.84%

*For a description of the peer group used to determine relative TSR performance for the 2022 PSU awards, please refer to page 36 of our 2023 Annual Proxy Statement filed with the Securities and Exchange Commission on March 24, 2023.

The following summarizes, for each NEO, (a) PSUs granted in 2022, (b) PSU payouts as a percent of target and (c) PSUs earned, based on the approved 2022 peer group for the 2022-2024 performance measurement period.

			PSUs
	PSUs	Payout	earned
	Granted	(108.84%	(excluding
Named Executive Officer	in 2022	of Target)	dividends)
Roger W. Jenkins	175,200	108.84%	190,688
Thomas J. Mireles	52,300	108.84%	56,923
Eric M. Hambly	61,100	108.84%	66,501
E. Ted Botner	34,500	108.84%	37,550
Daniel R. Hanchera	21,200	108.84%	23,074

Recommendation to Vote FOR Approval of the Compensation of the Company’s Named Executive Officers

The Compensation Committee carefully considered the executive compensation of our NEOs for 2024 and determined that it was rooted in our pay for performance philosophy and served the long-term interests of our shareholders. Therefore, we respectfully urge you to vote FOR approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal 2).

Proxy Supplement

This Supplement updates and supplements the Proxy Statement regarding our 2025 Annual Meeting to be held on Wednesday, May 14, 2025, at 10:00 a.m. CDT in a virtual-only format via live webcast at http://www.virtualshareholdermeeting.com/MUR2025.

This Supplement, our Notice of 2025 Annual Meeting of Stockholders, our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxydocs.com/MUR. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “Proxy Statement Summary and User’s Guide – Voting Procedures,” for information on how to do so.